UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
November 8, 2012
Date of Report (Date of earliest event reported)

BOSTON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1750 Elm Street, Manchester, NH 03104
(Address of principal executive offices)          (Zip Code)

(603) 935-9799
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On November 13, 2012, Boston Therapeutics, Inc. (the “Company”) announced that its Board of Directors named Jonathan B. Rome, Chief Operating Officer, effective immediately.

On November 8, 2012, the Company’s Board of Directors approved the issuance to Mr. Rome of a non-qualified stock option for the purchase of 5,000,000 shares of the Company’s common stock, at an exercise price of $0.50 per share (the “Option”). The Option will “vest” and become exercisable in increments over a period of three years subject to the achievement by Mr. Rome of certain defined performance standards.  The Option shall be exercisable to the extent vested at any time prior to the close of business on November 1, 2017.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Press Release of Boston Therapeutics, Inc. dated November 13, 2012

Employment Agreement dated November 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

Date: November 13, 2012	By:	/s/ David Platt, Ph.D
David Platt
Chief Executive Officer

Exhibit Index

Exhibit No.

  4.1   Employment Agreement dated November 8, 2012

99.1 Press Release of Boston Therapeutics, Inc. dated November 13, 2012